Exhibit 8.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

31 May 2024

Powell Max Limited Commerce House Wickhams Cay 1 P.O. Box 3140 Road Town, Tortola VG 1110, British Virgin Islands	Matter No. 865845 Doc Ref: TT/109803629 Direct line: (852) 2842 9523 Email: Teresa.Tsai@conyers.com

Dear Sirs,

Re:	Powell Max Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on form F-1, including all amendments or supplements thereto, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 31 May 2024 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares, par value US$0.0001 each of the Company (the “Class A Ordinary Shares”) comprising:

(i)	an offering of up to initially 1,650,000 Class A Ordinary Shares (the “Initial Class A Ordinary Shares”) by the Company pursuant to the public offering prospectus (the of the Registration Statement (the “Public Offering Prospectus”); and

(ii)	an offering of up to 247,500 Class A Ordinary Shares additional to the Initial Class A Ordinary Shares (the “Over-allotment Shares”), within 45 days after the closing of the offering to the underwriters to cover over-allotments pursuant to the exercise of the over-allotment option granted by the Company to the underwriters.

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1.	the certificate of incorporation, the first amended and restated memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs at 3:00 pm on 29 May 2024;

1.2.	Registration Statement;

1.3.	draft of the Prospectus contained in the Registration Statement which is in substantially final form;

1.4.	the second amended and restated memorandum and articles of association of the Company adopted by the Company and will become effective prior to the allotment and issue of the Class A Ordinary Shares by the Company; and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement reviewed by us;

2.3.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and the Prospectus will be duly filed with and declared effective by the Commission;

2.4.	that the second amended and restated memorandum and articles of association of the Company will be duly adopted by the Company in substantially the same form as that examined by us for purposes of this opinion and will become effective prior to the allotment and issue of the Class A Ordinary Shares by the Company; and

2.5.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

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3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “BVI Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are true and accurate in all material respects and that such statements constitute our opinion, and nothing has been omitted from such statements which would make the same misleading in any material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the references to our firm under the captions “Enforceability of Liabilities”, “BVI Taxation” and “Legal Matters” in the Prospectus forming part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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